Exhibit 15.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Quhuo Limited on Form S-8 No.333-248884 of our report dated April 20, 2023, with respect to our audit of the consolidated financial statements of Quhuo Limited as of December 31, 2022 and for the year ended December 31, 2022 included in this Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

Beijing, PRC

April 20, 2023